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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 2, 2003

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        On July 1, 2003, Regal Entertainment Group (the "Company") paid an extraordinary dividend in the amount of $5.05 per share to the holders of record on June 20, 2003 of Regal's Class A and Class B common stock. In connection with the payment of the extraordinary dividend, the Company was required to make an adjustment to the conversion price of the 3 3/4% Convertible Senior Notes due May 15, 2008 (the "Notes") pursuant to the Indenture, dated as of May 28, 2003, under which the Notes were issued. After adjustment for the extraordinary dividend, the conversion price of the Notes is $21.175 per share.

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: July 3, 2003	By:	/s/ AMY E. MILES Name: Amy E. Miles Title: Chief Financial Officer

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  Item 9. Regulation FD Disclosure.
SIGNATURES